UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 16, 2014

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the items set forth below.

Item 1.01.	Entry into a Material Definitive Agreement.

I.	Loan Agreement

On July 16, 2014, the Registrant entered into a Promissory Note Agreement (the “Note Agreement”) with Multimedia Games, Inc., a Delaware corporation (the “Noteholder”), pursuant to which the Noteholder agreed to loan to the Registrant up to $400,000 between July 16, 2014 and December 31, 2014. The terms of the Note Agreement are summarized below. The summary is qualified in its entirety by reference to the Note Agreement which is filed as Exhibit 10.1 hereto to this Report.

Advances. The Registrant may request advances up to an aggregate of $400,000 under the Note Agreement at any time prior to December 31, 2014, which the Noteholder is obligated to fund within three (3) Business Days (as defined in the Note Agreement) of each such request provided that an Event of Default has not occurred and is then continuing.

Prepayment. The Registrant may prepay the loan in whole or in part at any time without penalty.

Maturity Date. The aggregate unpaid principal and all interest and other amount payable under the Note Agreement shall be due on March 31, 2014, subject to acceleration upon an Event of Default.

Interest. The outstanding and unpaid principal amount due under the Note Agreement shall bear interest at the rate of five (5%) percent per annum and shall be payable quarterly in arrears. If any amount is not paid when due, such overdue amount shall bear interest at the rate of fifteen (15%) percent per annum.

Event of Default. An Event of Default means, (i) any default in the payment of (A) the principal, or (B) interest under the Note Agreement as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within ten (10) Business Days after written notice from the Noteholder to the Registrant, or (ii) there is commenced against the Registrant or any of its subsidiaries a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Registrant or any of its subsidiaries that remains undismissed for a period of sixty (60) days; or (iii) the Registrant or any of its subsidiaries is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Registrant or any of its subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days.

Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount outstanding under the Note Agreement, together with interest and other amounts owing in respect thereof to the date of acceleration, shall become at the Noteholder’s election immediately due and payable.

Negative Covenants. Until all amounts outstanding under the Note Agreement have been paid in full, the Registrant shall not incur, create or assume any debt, other than debt incurred in the ordinary course of the Registrant’s business, without the written consent of the Noteholder, which consent will not be unreasonably withheld or delayed, nor shall the Registrant violate any provision of the Agreement and Plan of Merger dated April 29, 2014, to which the Registrant and the Noteholder are parties.

Affirmative Covenants. The Registrant shall promptly provide the Noteholder with notice upon the occurrence of a Borrower Material Adverse Effect. For purposes of Note Agreement, “Borrower Material Adverse Effect” means any change, effect, event, occurrence, state of facts, circumstance or development that, individually or in the aggregate with all other changes, effects, events, occurrences, state of facts, circumstances or developments, results in any change or effect that is or would reasonably be expected to be materially adverse to the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Registrant or the Registrant’s subsidiaries, taken as a whole; provided, however, that none of the following shall constitute a Borrower Material Adverse Effect: (A) any change relating to the economy or securities markets in general; or (B) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the Registrant participates.

II. Founders’ Loan Payment Deferral Agreement

On July 16, 2014, the Registrant entered into an agreement (the “Founders’ Loan Payment Deferral Agreement”) with Arthur L. Lomax, a director and founder of the Registrant, pursuant to which Mr. Lomax has agreed to defer all payments due to him pursuant to the Second Amended and Restated 9% Secured Promissory Note due December 31, 2016, made by the Registrant and held by Mr. Lomax, dated April 28, 2013 for the period commencing June 1, 2014 through and including December 31, 2014.

The deferred amounts will be payable to Mr. Lomax upon the earliest of: (i) the closing of either (a) the Merger contemplated by the Merger Agreement dated April 29, 2014 by and among Multimedia Games, Inc. et al., and the Registrant (the “Merger Agreement”), or (b) the closing of a transaction in connection with a “Superior Proposal” (as defined in the Merger Agreement); or (ii) January 31, 2015.

The foregoing summary is qualified in its entirety by reference to the Founders’ Loan Payment Deferral Agreement which is filed as Exhibit 10.2 hereto.

Item 8.01.	Other Events.

Each of Mark D. Roberson, the Registrant’s chief executive officer and James T. Crawford, the Registrant’s president and a director, have agreed to defer thirty (30%) percent of the compensation payable pursuant to his employment agreement with the Registrant for the period from June 1, 2014 through and including December 31, 2014 until the earliest of: (i) the closing of either (a) the Merger contemplated by the Merger Agreement, or (b) the closing of a transaction in connection with a “Superior Proposal” (as defined in the Merger Agreement); or (ii) January 31, 2015.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Promissory Note Agreement, dated July 16, 2014, between the Registrant and Multimedia Games, Inc.
10.2	Founders’ Loan Payment Deferral Agreement, dated July 16, 2014, between the Registrant and Arthur L. Lomax

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PokerTek, Inc.
Dated: July 17, 2014	By:	/s/ Mark D. Roberson
Mark D. Roberson
Chief Executive Officer